1st Quarter 2023 Earnings Presentation April 26, 2023

Disclaimer FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this presentation we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at or news developments concerning other banks on general investor sentiment regarding the liquidity stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected or at all; the possibility that the integration following the merger may be more expensive than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions. NON-GAAP FINANCIAL MEASURES In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. We believe presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provide a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. REVERSE ACQUISITION METHOD OF ACCOUNTING On February 28, 2023, Columbia Banking System, Inc. ("Columbia", "we" or "our") completed its merger (“the merger”) with Umpqua Holdings Corporation ("UHC"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis unless explicitly stated otherwise. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the first quarter of 2023 may not be directly comparable to prior reported periods. The number of shares issued and outstanding, earnings per share, additional paid-in capital, and all references to share quantities or metrics of Columbia have been retrospectively restated to reflect the equivalent number of shares issued in the merger as the merger was treated as a reverse merger. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values. 2

STRATEGIC UPDATES AND FORWARD OUTLOOK

COLUMBIA BANKING SYSTEM

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Merger Update: Execution Timing Is Unchanged Despite the Delayed Closing

	Expectations at Announcement October 12, 2021 (1)	Actual Results and Updated Expectations April 26, 2023
Transaction total value	$5.1 billion	$3.8 billion
EPS accretion to Columbia - GAAP (2)	23%	50%
EPS accretion to Columbia - core cash (2)	25%	25%
Return on assets	1.3%	1.5+%
Return on tangible common equity	15%	20+%
Tangible book dilution (3)	6%	20%
Tangible book earnback (3)	2.6 years	<3 years
Closing date	Mid-2022	February 28, 2023
Core systems conversion complete	March 2023	March 20, 2023
Branch consolidations complete	Six months post-closing	Summer 2023
Cost synergies	$135 million	$135 million
Expected completion of cost synergies realization	Year-end 2023	September 30, 2023

- The integration management office ("IMO") planned for the core systems conversion and other integration activities for over sixteen months prior to the closing of the merger on February 28, 2023.
- The focus of executives and leaders assigned to the IMO enabled us to complete our core systems conversion as originally planned on March 20, 2023.
- We are on track to realize the originally communicated cost savings target of $135 million, and we now expect to achieve these synergies by the end of 3Q 2023.
- While GAAP earnings accretion expectations and tangible book dilution have changed notably since announcement, our earnback period is relatively unchanged.

(1) See the slide presentation published October 12, 2021 for additional details.

(2) Earnings per share "EPS" accretion expectations as of October 12, 2021 assume fully-phased in cost-savings for illustrative purposes. See slides 14 and 19 in the presentation published October 12, 2021 for calculation methodology. EPS accretion expectations as of April 26, 2023 use the same starting EPS base (median analyst consensus estimates as of October 11, 2021) as accretion expectations at announcement. Core cash EPS excludes intangible amortization and the accretion and amortization of purchase accounting marks. Although updated core cash EPS accretion is in line with announcement expectations, our current outlook incorporates higher interest income offset by higher interest expense and lower mortgage banking revenue as these items are impacted by the higher rate environment. GAAP EPS expectations are impacted by these items and higher discount accretion related to larger purchase accounting discount marks at closing.

(3) Tangible book value dilution compares the combined company's tangible book value (inclusive of purchase accounting adjustments) to historical Columbia's tangible book value immediately prior to the merger's close. The projected earnback period is based on when the combined company's tangible book value per share crosses over and begins to exceed projected standalone Columbia tangible book value per share.

Merger Update: Higher Interest Rates Drove Significant Fair Value Changes Between Announcement and Closing (1) See page 15 in Columbia’s earnings release published April 26, 2023 for additional details related to the total merger consideration, the fair value of assets and liabilities assumed, and the creation of goodwill. (2) Sourced from Bloomberg. Expectations at Announcement Actual Results at Closing October 12, 2021 February 28, 2023 3-Year U.S. Treasury Yield(2) 0.59% 4.51% 10-Year and 2-Year U.S. Treasury Yields spread(2) 129 basis points (89) basis points Interest rate premium (discount) mark on securities $50 million $(1,011) million Interest rate premium (discount) mark on loans $76 million $(618) million Total net premium (discount) on loans and securities - rate related $126 million $(1,629) million Credit mark on loans $(160) million $(130) million Total net premium (discount) on loans and securities $(34) million $(1,759) million Purchased credit deteriorated (“PCD”) allowance for credit losses $56 million $26 million Non-PCD allowance for credit losses (initial provision) $104 million $88 million Core deposit intangible (“CDI”) $108 million $710 million Goodwill $847 million $1,030 million Common equity tier 1 ratio 12%+ 8.9% (at 3/31/23) 5 ■ The significant increase in interest rates between merger announcement and closing resulted in a dramatic shift in purchase accounting fair value marks related to interest rates. ■ The cumulative fair value discount on loans and securities increased to $1.8 billion at closing from an expectation of $34 million at announcement. This change was driven by the discount related to interest rates—which was a small premium at announcement—as the portion of the fair value discount related to credit actually declined slightly. ■ The larger fair value discount on acquired assets, along with higher interest rates, drove an increase in intangible assets (core deposit intangible and goodwill) booked at closing compared to the expectation at announcement(1). This contributed to the lower CET1 ratio at closing compared to the expectation at announcement.

Merger Update: Purchase Accounting Accretion and Amortization Expected to Provide a Meaningful Net Benefit to Income and Capital (1) Table does not capture all assets and liabilities with an associated fair value discount or premium. Assets and liabilities not presented have a significantly smaller impact on income through the accretion or amortization of their discount or premium. (2) See slide 10 for near-term interest income and non-interest expense expectations related to the items outlined in this table. (3) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing. Adjustment at Closing Remaining Balances at Select Purchase Accounting Items (1) February 28, 2023 March 31, 2023 (2) Notes ITEMS TO ACCRETE THROUGH INTEREST INCOME: Available for sale securities - rate discount $(1,011) million $(629) million While an adjustment to historical Columbia securities’ book value was $1.0 billion at closing, the purchase discount that will accrete into interest income over time was $0.6 billion when previously existing purchase premiums and the discount associated with bonds sold as part of the portfolio restructuring were eliminated. Loans - rate discount (3) $(618) million $(600) million Purchase accounting related to the allocation of PCD loans—some of which is allocated to the mark related to interest rates—resulted in a larger reduction in the purchase discount related to rates between closing and March 31, 2023 than what was booked through interest income. This is not expected to repeat. Total rate discount on loans and securities $(1,629) million $(1,229) million Loans - credit mark (3) $(130) million $(107) million Purchase accounting related to the allocation of PCD loans resulted in a larger reduction in the purchase discount related to credit between closing and March 31 2023 than what was booked through interest income. This is not expected to repeat. Total discount on loans and securities $(1,759) million $(1,336) million Fair value discounts are accreted into interest income using the effective interest method, which amortizes the discount over the life of the loan or security. ITEM TO AMORTIZE THROUGH NON-INTEREST EXPENSE: Core deposit intangible $710 million $698 million CDI expected to amortize through non-interest expense over 10 years using the sum-of-the-years-digits method. 6

Merger Update: Cost Synergies Targeted for Completion by September 30, 2023 7 Annualized Cost Synergies Realized by Period End Q4 2022 Q1 2023 Q2 2023 Q3 2023 $— $50 $100 $150 $22 million(1) $46 million(1) $105-110 million(1) $135 million(1) ■ We expect to achieve $135 million in annualized cost synergies by September 30, 2023(1), and we continue to target additional savings beyond that date. ■ Cost synergies realized ahead of the February 28, 2023 merger close were primarily driven by departing associates that were not slated to be part of the go- forward organization, though there were some real estate and contract-related savings achieved as well in anticipation of closing. ■ The core systems conversion was completed March 20, 2023, but it is not reflected in the run rate until Q2 2023(1) due to the timing of related synergies. ■ Branch consolidations are scheduled to occur through Q2 2023. ■ We have open positions that reflect normal business operations and not the achievement of synergies. Though associated compensation costs are not in our current run rate, they are included in our expense outlook highlighted on slide 10. FTE, 43% Branch Consolidations, 21% Other Real Estate, 9% Services & Contracts, 25% Other, 2% Expected Composition of Cost Synergies at September 30, 2023 (1) Realized synergies are annualized and reflect what is achieved or expected to be achieved at the end of the quarter; the full amount is not included in the full-quarter run rate.

COLUMBIA BANKING SYSTEM

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Liquidity Overview

Deposit, Funding, and Cash Changes: Combined Basis Pre-Closing and Consolidated Basis Post-Closing [1]				
	Two Months Ended	One Month Ended	Three Months Ended	
($ in millions)	Feb 28, 2023	Mar 31, 2023	Mar 31, 2023	Dec 31, 2022
Required divestitures	($547)	$—	($547)	$—
Brokered deposits change	18	745	763	752
Public deposits change	(102)	(100)	(202)	74
Customer accounts change	(955)	(1,214)	(2,169)	(1,809)
Change in total deposits during period	**($1,586)**	**($569)**	**($2,155)**	**($983)**
Repurchase agreements change	($99)	($34)	($133)	($28)
Term debt change	1,484	2,606	4,090	1,090
Cash and cash equivalents change	69	1,977	2,046	(284)

(1) All data presented in the above table combine historical Columbia data and historical UHC data for all periods presented in order to provide a consistent comparison of the changes that occurred when viewing the combined organization.

Total Off-Balance Sheet Liquidity Available at March 31, 2023			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$11,407	$5,920	$5,487
Federal Reserve Discount Window	1,300	—	1,300
Federal Reserve Term Funding Program	2,276	—	2,276
Uncommitted lines of credit	600	—	600
Total off-balance sheet liquidity	**$15,583**	**$5,920**	**$9,663**

Total Available Liquidity at March 31, 2023 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$9,663
Cash and equivalents, less reserve requirement	3,396
Excess bond collateral	4,844
Total available liquidity	**$17,903**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $54.0 billion at March 31, 2023	33 %
Deposits of $41.6 billion at March 31, 2023	43 %
Uninsured deposits of $14.8 billion at March 31, 2023	121 %

- On March 13, 2023, we increased our cash position to enhance balance sheet flexibility given developing industry events.
- Market liquidity tightening and the impact of inflation on consumer spending continued to pressure customer deposit balances during the first quarter.
- Uninsured deposits were $14.8 billion at March 31, 2023, representing 36% of total deposits. Available liquidity of $17.9 billion was 121% of uninsured deposits at that time.

COLUMBIA BANKING SYSTEM

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Securities Portfolio Overview

Available for Sale Securities Portfolio at March 31, 2023

($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
U.S. Treasuries	$422	$405	$3	($6)	$401	4 %	2.9	3.30 %
U.S. Agencies	1,162	1,180	1	(80)	1,101	12 %	5.0	2.78 %
Mortgage-backed securities - residential agency	3,415	3,182	26	(251)	2,957	32 %	7.2	3.13 %
Collateralized mortgage obligations (1)	1,518	1,419	7	(103)	1,323	14 %	6.0	3.27 %
Obligations of states and political subdivisions	1,151	1,087	21	(22)	1,086	12 %	5.0	3.40 %
Commercial mortgage-backed securities - agency	2,563	2,374	36	(28)	2,381	26 %	5.2	4.75 %
Total available for sale securities	**$10,231**	**$9,647**	**$94**	**($490)**	**$9,249**		**5.7**	**3.62 %**
Percentage of Current Par		**94 %**	**1 %**	**(5)%**	**90 %**			

Available for Sale Securities Portfolio Percentage Gain / Loss at March 31, 2023

$6.1 billion
- net unrealized gain position
- 4.53% yield at 3/31


Unrealized Gain, 66%
Unrealized Loss, 34%

$3.1 billion
- net unrealized loss position
- 1.90% yield at 3/31

Q1 2023 Activity

- Added $6.2 billion of securities from historical Columbia at fair value, eliminating any unrealized gains or losses.
- Restructured ~20% of the historical Columbia portfolio (~12% of the combined portfolio):
  - Sold $1.2 billion the first week of March; no gain or loss on the income statement.
  - Purchased $937 million with a projected average yield of 4.63%.
  - Actions reduced the potential adverse impact to net interest income in a declining interest rate environment.

Securities Portfolio Details

- The total available for sale securities portfolio had a book yield of 3.62% and an effective duration of 5.7 at March 31, 2023 (equivalent to an effective duration of 5.7 at March 31, 2022 when the legacy portfolios are evaluated on a combined basis).
- All securities were classified as available for sale and carried on the balance sheet at fair value at March 31, 2023, with exception of $2.4 million in local community housing bonds classified as held to maturity; there is no unrealized loss associated with this portfolio, which was 0.02% of total securities.

(1) Portfolio includes $285 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in an unrealized gain position at March 31, 2023. The remaining $1.0 billion of the portfolio is comprised of residential agency CMOs.

COLUMBIA BANKING SYSTEM

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Outlook

	Results [1] Q1 2023	Outlook [1] Q2 2023	Full-Year 2023	Notes
Average earning assets	$37b	$48b - $49b	$45b - $46b	Assumes cash balance at 3/31 remains consistent through remainder of 2023
Net interest margin - adjusted [2]	3.73%	3.55% - 3.65%	3.55% - 3.65%	Forward outlook does not include any additional changes to the fed funds rate through 2023; results will be highly dependent on relative cash balances and the cost of funding
Net interest margin - GAAP	4.08%	4.20% - 4.30%	4.15% - 4.25%	In addition to the items affecting the adjusted NIM, the GAAP NIM will be affected by the timing of payoff or paydown of loans and securities with an associated discount relative to our outlook
Purchase accounting accretion - loans	$16mm	$40mm - $45mm	$135mm - $145mm	Accelerated payoff or paydown activity would increase the level of accretion
Purchase accounting accretion - securities	$16mm	$40mm - $45mm	$145mm - $155mm	Accelerated payoff or paydown activity would increase the level of accretion
Non-interest expense - excluding CDI and merger-related costs [3]	$213mm	$260mm - $270mm	$965mm - $980mm	Anticipate a Q4 run rate of $240mm - $250mm (not annualized) excluding CDI and merger-related costs
CDI amortization	$13mm	~$35mm	~$116mm	Not included in adjusted non-interest expense detailed above
Merger-related costs	$116mm	~$25mm	~$160mm	Not included in adjusted non-interest expense detailed above

Note: "NIM" = net interest margin

(1) Q1 2023 and Full-Year 2023 impacted by the February 28, 2023 merger close. For the month of March, average earning assets were $49 billion, NIM - adjusted was 3.55%, and NIM - GAAP was 4.31%.

(2) Non-GAAP basis. See slide 18 for reconciliation.

(3) Non-GAAP basis; see reconciliation in this table and on slide 15. Excludes non-operating and merger-related items.

FINANCIAL HIGHLIGHTS AND SUMMARY FINANCIAL STATEMENTS Q1 2023

COLUMBIA BANKING SYSTEM

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Performance Ratios

		For the Quarter Ended				
		Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Reported	Net interest margin [1]	4.08 %	4.01 %	3.88 %	3.41 %	3.14 %
	Efficiency ratio [1]	79.71 %	57.24 %	56.07 %	59.12 %	59.02 %
	Pre-provision net revenue (PPNR) return on average assets [1], [3]	0.89 %	1.82 %	1.80 %	1.64 %	1.67 %
	Return on average assets	(0.14)%	1.04 %	1.09 %	1.04 %	1.21 %
	Return on average common equity	(1.70)%	13.50 %	12.99 %	12.20 %	13.62 %
	Return on average tangible common equity [3]	(2.09)%	13.53 %	13.02 %	12.23 %	13.66 %
Operating and Adjusted	Adjusted net interest margin [1], [2]	3.73 %	4.01 %	3.87 %	3.40 %	3.12 %
	Operating efficiency ratio [1], [3]	53.46 %	52.01 %	51.72 %	58.27 %	62.02 %
	Operating PPNR return on average assets [1], [3]	2.01 %	2.10 %	2.12 %	1.66 %	1.43 %
	Operating return on average assets [3]	0.74 %	1.24 %	1.33 %	1.06 %	1.03 %
	Operating return on average common equity [3]	8.66 %	16.14 %	15.86 %	12.46 %	11.58 %
	Operating return on average tangible common equity [3]	10.64 %	16.18 %	15.90 %	12.49 %	11.62 %

Q1 2023 Highlights (compared to Q4 2022)

- Operating results include the initial provision related to non-PCD loans added through the merger, and reported results further include merger-related expenses. These items meaningfully impacted performance ratios where applicable.
- Net interest margin increased 7 basis points to 4.08% as the favorable impact of purchase accounting accretion offset higher funding costs and a higher mix of cash and securities as a percentage of average earning assets.
- Operating PPNR return on assets decreased by 9 basis points due to moving parts in the quarter that include one month of combined results, purchase accounting adjustments, and a relatively low level of anticipated cost synergies that are expected to be fully realized by September 30, 2023.

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided on slide 18.
(3) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

COLUMBIA BANKING SYSTEM

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Selected Period-End Balance Sheet

($ in millions, except per-share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
ASSETS:					
Total assets	$53,994.2	$31,848.6	$31,472.0	$30,135.7	$30,637.1
Interest bearing cash and temporary investments	3,079.3	967.3	1,232.4	687.2	2,358.3
Investment securities available for sale, fair value	9,249.6	3,196.2	3,136.4	3,416.7	3,638.1
Loans and leases, gross	37,091.3	26,156.0	25,508.0	24,432.7	22,975.8
Allowance for credit losses on loans and leases	(417.5)	(301.1)	(283.1)	(261.1)	(248.6)
Goodwill and other intangibles, net	1,732.5	4.7	5.8	6.8	7.8
LIABILITIES AND EQUITY:					
Deposits	41,586.3	27,065.6	26,817.1	26,132.4	26,699.6
Securities sold under agreements to repurchase	271.0	308.8	383.6	528.0	499.5
Borrowings	5,950.0	906.2	756.2	6.3	6.3
Total shareholders' equity	4,884.7	2,479.8	2,417.5	2,518.3	2,607.6
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	89.2%	96.6%	95.1%	93.5%	86.1%
Book value per common share [1]	$23.44	$19.18	$18.69	$19.47	$20.17
Tangible book value per common share [1], [2]	$15.12	$19.14	$18.65	$19.42	$20.11
Tangible book value per common share, excluding AOCI [1], [2]	$16.56	$22.44	$22.13	$21.80	$21.53
Tangible common equity to tangible assets [2]	6.0%	7.8%	7.7%	8.3%	8.5%
Tangible common equity to tangible assets, excluding AOCI [2]	6.6%	9.1%	9.1%	9.4%	9.1%

Q1 2023 Highlights (compared to Q4 2022)

- Results were impacted by the closing of the merger on February 28, 2023 and the addition of historical Columbia balances at fair value.
- Columbia added approximately $2 billion in interest bearing cash balances in March that were funded with borrowings to increase on-balance sheet liquidity.
- Loans were up slightly on an organic basis due to drawdowns related to single-family home construction.
- Deposits contracted on an organic basis primarily as a result of balances continuing to be affected by market liquidity tightening and the impact of inflation on customer spending.

Footnotes:
Tables may not foot due to rounding. "AOCI" = Accumulated other comprehensive income.
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

COLUMBIA BANKING SYSTEM

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Summary Income Statement

($ in millions, except per-share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
	For the Quarter Ended				
Net interest income before provision	$374.7	$305.5	$287.6	$248.2	$228.8
Provision for credit losses	105.5	32.9	27.6	18.7	4.8
Net interest income after provision	**269.2**	**272.5**	**260.0**	**229.5**	**224.0**
Non-interest income	54.7	34.9	29.4	55.2	80.0
Non-interest expense	342.8	195.0	178.0	179.6	182.4
(Loss) income before (benefit) provision for income taxes	**(18.9)**	**112.4**	**111.5**	**105.1**	**121.5**
(Benefit) provision for income taxes	(4.9)	29.5	27.5	26.5	30.3
Net (loss) income	**($14.0)**	**$83.0**	**$84.0**	**$78.6**	**$91.2**
(Loss) earnings per share, diluted (1)	**($0.09)**	**$0.64**	**$0.65**	**$0.61**	**$0.70**
Non-interest expense, excluding merger-related expenses (3)	**$226.9**	**$183.3**	**$177.2**	**$176.9**	**$180.2**
Pre-provision net revenue (2), (3)	**$86.6**	**$145.4**	**$139.1**	**$123.8**	**$126.3**
Operating pre-provision net revenue (2), (3)	**$195.7**	**$167.1**	**$163.8**	**$126.0**	**$108.1**
Operating net income (3)	**$71.5**	**$99.2**	**$102.6**	**$80.3**	**$77.6**
Operating earnings per share, diluted (1), (3)	**$0.46**	**$0.76**	**$0.79**	**$0.62**	**$0.60**

Footnotes:
Tables may not foot due to rounding.
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

Q1 2023 Highlights (compared to Q4 2022)

- Results include one month of the combined company's operations.
- Net interest income increased $69 million, including $32 million of purchase accounting accretion and amortization.
- Non-interest income primarily increased as a result of a $16 million favorable change in cumulative fair value adjustments and mortgage servicing rights hedging activity.
- Non-interest expense includes $116 million of merger-related expenses (excluded from operating PPNR and operating net income).
- Provision expense includes an initial provision of $88 million for historical Columbia non-PCD loans.
- EPS were impacted by common shares issued and exchanged in the merger.

COLUMBIA BANKING SYSTEM

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Income Statement Component Details

	For the Quarter Ended March 31, 2023				
		LESS:	EQUALS	LESS:	EQUALS
($ in thousands, except per-share amounts)	GAAP Income	Non-Operating Items [1]	Operating Income [2]	Merger-Related Items [3]	Adjusted Operating Income [2]
Interest income	$475,951	$—	$475,951	$31,895	$444,056
Interest expense	101,253	—	101,253	(150)	101,403
Net interest income	**374,698**	**—**	**374,698**	**31,745**	**342,953**
Provision for credit losses	105,539	—	105,539	88,427	17,112
Net interest income after provision	**269,159**	**—**	**269,159**	**(56,682)**	**325,841**
Non-interest income	54,735	8,074	46,661	—	46,661
Non-interest expense	342,818	117,189	225,629	12,660	212,969
Income before provision for income taxes	**(18,924)**	**(109,115)**	**90,191**	**(69,342)**	**159,533**
Provision for income taxes	(4,886)	(23,565)	18,679	(17,336)	36,015
Net income	**($14,038)**	**($85,550)**	**$71,512**	**($52,006)**	**$123,518**
Revenue	**$429,433**	**$8,074**	**$421,359**	**$31,745**	**$389,614**
Pre-provision net revenue [2]	**$86,615**	**($109,115)**	**$195,730**	**$19,085**	**$176,645**
Net interest margin [4]	4.08 %	NA	4.08 %	0.35 %	3.73 %
Efficiency ratio [4]	79.71 %	26.25 %	53.46 %	(1.11)%	54.57 %
PPNR return on assets [2], [4]	0.89 %	(1.12)%	2.01 %	0.19 %	1.82 %
Return on assets	(0.14)%	(0.88)%	0.74 %	(0.53)%	1.27 %
Return on equity	(1.70)%	(10.36)%	8.66 %	(6.29)%	14.95 %
Return on tangible common equity [2]	(2.09)%	(12.73)%	10.64 %	(7.73)%	18.37 %
Earnings per share, diluted	($0.09)	($0.55)	$0.46	($0.33)	$0.79

Footnotes:
All dollar values exclude tax equivalent adjustments; all ratios, where relevant, include this adjustment.
(1) Non-operating income and expense items are detailed at the end of this slide presentation. Non-operating expense includes $116 million of merger-related expenses.
(2) All items in this column represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table. PPNR, PPNR return on assets, and return on tangible common equity are also non-GAAP measures for all ratios presented, including those in the GAAP column; a reconciliation is provided at the end of this presentation.
(3) Merger-related items include purchase accounting accretion and amortization captured in interest income and interest expense, the initial provision of $88 million, and CDI amortization of $13 million.
(4) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and is included in the calculation of this ratio.

Q1 2023 Highlights

- Results include one month of the combined company's operations.
- GAAP results were significantly impacted by non-operating and merger-related items in the quarter. Excluding these items, adjusted operating EPS were $0.79, return on assets was 1.27%, and return on tangible common equity was 18.4%.
- Merger-related expenses (captured in non-operating items) and the initial provision (captured in merger-related items) reduced EPS by $1.01. We expect the future net impact of merger-related items, including purchase accounting adjustments captured through net interest income, to be additive to income.
- Net interest margin of 4.08% was favorably impacted by purchase accounting adjustments; it was 3.73% when these effects are excluded.

INCOME STATEMENT HIGHLIGHTS Q1 2023

($ in millions) Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Net Interest Income $228.8 $248.2 $287.6 $305.5 $374.7 Acquired loan, securities, and interest-bearing liabilities accretion - rate related (1),(2) (1.4) (1.0) (0.7) (0.3) (27.9) Acquired loan accretion - credit related (2) — — — — (3.8) Net Interest Income excluding purchase accounting adjustments (“PAA”) (3) $227.4 $247.2 $286.9 $305.2 $343.0 Net Interest Income ($ in m ill io ns ) Net Interest Income $228.8 $248.2 $287.6 $305.5 $374.7 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $200.0 $250.0 $300.0 $350.0 $400.0 ($ in m ill io ns ) Net Interest Income excluding Purchase Accounting Adjustments ("PAA") $227.4 $247.2 $286.9 $305.2 $343.0 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $200.0 $250.0 $300.0 $350.0 $400.0 17 Note: All dollar values exclude tax equivalent adjustments. (1) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation. (2) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing. (3) All items in this row represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table.

COLUMBIA BANKING SYSTEM

18

Net Interest Margin


Net Interest Margin Comparison
5.00%
4.00%
3.00%
2.00%
1.00%
—%
3.14% 3.12%
3.41% 3.40%
3.88% 3.87%
4.01% 4.01%
4.08%
3.73%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Net Interest Margin
Net Interest Margin excluding PAA


Net Interest Margin: Q4 2022 vs Q1 2023
4.01%
0.47%
0.24%
0.05%
0.05%
(0.43)%
(0.27)%
(0.04)%
4.08%
Q4 2022 Reported
LHFI-ex PAA¹
LHFI-PAA¹
Invest-ments
Interest-Bearing Cash
Deposits
Term Debt
Other Inputs
Q1 2023 Reported

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Net Interest Margin (2)	**3.14 %**	**3.41 %**	**3.88 %**	**4.01 %**	**4.08 %**
Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3), (4)	(0.02)%	(0.01)%	(0.01)%	— %	(0.31)%
Acquired loan accretion - credit related (4)	— %	— %	— %	— %	(0.04)%
Net Interest Margin excluding PAA (2), (5)	**3.12 %**	**3.40 %**	**3.87 %**	**4.01 %**	**3.73 %**

Footnotes:

(1) Chart Abbreviations: "LHFI" = loans held for investment.

(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate. For the month of March, NIM was 4.31%, NIM excluding PAA was 3.55%, and the cost of interest-bearing deposits was 1.33%. Excess liquidity reduced NIM by ~10 basis points in March, but was immaterial to net interest income.

(3) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.

(4) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

(5) All items in this row represent non-GAAP financial measures and should be reviewed alongside the GAAP reconciliation in this table.

COLUMBIA BANKING SYSTEM

19

Interest Rate Sensitivity: Loans

Loan Repricing Detail [1], [2]				
($ in millions)	Q4 2022	Q1 2023	Q4 2022	Q1 2023
Fixed	**$ 8,981**	**$ 17,289**	**34 %**	**46 %**
Prime	1,801	2,480	7 %	6 %
1 Month	6,143	6,764	24 %	18 %
Floating	**7,944**	**9,244**	**31 %**	**24 %**
Prime	302	747	1 %	2 %
6 month	5,593	5,668	21 %	15 %
1 Year	1,226	1,275	5 %	3 %
3 Year	160	279	1 %	1 %
5 Year	1,265	2,286	5 %	6 %
10 Year	650	911	3 %	3 %
Adjustable	**9,196**	**11,166**	**35 %**	**30 %**
Total	**$ 26,121**	**$ 37,699**	**100 %**	**100 %**

Loan Maturities at March 31, 2023							
($ in millions)	<=6 Months	7 to 12 Months	13 to 24 Months	25 to 36 Months	37 to 60 Months	61+ Months	Total
Fixed	$ 2,558	$ 395	$ 683	$ 892	$ 2,287	$ 10,474	$ 17,289
Floating	1,070	877	1,041	536	1,351	4,369	9,244
Adjustable	56	73	174	349	697	9,817	11,166
Total	**$ 3,684**	**$ 1,345**	**$ 1,898**	**$ 1,777**	**$ 4,335**	**$ 24,660**	**$ 37,699**

Floors: Floating and Adjustable Rate Loans at March 31, 2023 [3]				
($ in millions)	No Floor	At Floor [4]	Above Floor	Total
Floating	$5,619	$460	$3,165	$9,244
Adjustable	1,840	646	8,680	11,166
Total	**$7,459**	**$1,106**	**$11,845**	**$20,410**
% of Total	***37%***	***5%***	***58%***	***100%***

Footnotes:

(1) Index rates are mapped to the closest material index.

(2) Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(3) Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on March 31, 2023. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

(4) At March 31, 2023, $1.1 billion in loans representing 5% of the loan portfolio were at a floor. Of these loan balances, $860 million require an upward rate movement of over 150 basis points to move off their floor.

COLUMBIA BANKING SYSTEM

20

Interest Rate Sensitivity: Balance Sheet

Interest Rate Simulation Impact on Net Interest Income [(1), (2)]

	March 31, 2023				December 31, 2022				September 30, 2022			
	Ramp		Shock		Ramp		Shock		Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	(0.4)%	0.3%	(0.1)%	1.7%	1.1%	4.2%	2.7%	5.6%	2.0%	6.8%	4.5%	8.6%
Up 100 basis points	(0.2)%	0.2%	—%	0.9%	0.6%	2.2%	1.4%	2.9%	1.0%	3.5%	2.3%	4.3%
Down 100 basis points	(1.0)%	(2.7)%	(2.3)%	(3.4)%	(2.4)%	(6.0)%	(4.9)%	(6.9)%	(3.1)%	(7.8)%	(6.4)%	(8.8)%
Down 200 basis points	(2.0)%	(5.7)%	(4.9)%	(7.3)%	(5.1)%	(12.9)%	(10.6)%	(14.8)%	(6.5)%	(16.1)%	(13.6)%	(18.0)%
Down 300 basis points	(3.3)%	(9.5)%	(8.1)%	(12.0)%	(7.8)%	(19.7)%	(16.3)%	(22.6)%	(10.2)%	(23.5)%	(19.9)%	(26.2)%

Deposit and Funding Repricing Betas During the Current Rising-Rate Cycle**

	Effective Fed Funds Rate (Daily Avg.)	Cost of Combined Company** Interest- Bearing Deposits	Total Deposits	Total Funding
Q1 2023	4.52%	1.32%	0.80%	1.16%
Q4 2022	3.65%	0.62%	0.35%	0.51%
Q3 2022	2.20%	0.22%	0.12%	0.18%
Q2 2022	0.76%	0.11%	0.06%	0.10%
Q1 2022	0.12%	0.09%	0.05%	0.08%
Q4 2021	0.08%	0.10%	0.05%	0.09%
Variance: Peak (Peak Value less Q4 2021)	+4.44%	+1.22%	+0.75%	+1.08%
Beta - Cycle-to-Date		**28%**	**17%**	**24%**

****Note: Interest rate simulations present data on a legal company basis: Data displayed at March 31, 2023 represents the combined company and data displayed at December 31, 2022 and September 30, 2022 represent historical UHC data only. Deposit and funding repricing beta data present combined company results as if historical Columbia and historical UHC were one company for all periods through December 31, 2022; the quarter ended March 31, 2023 is presented on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.**

- Columbia has taken proactive measures to reduce the balance sheet's sensitivity to a declining interest rate environment, including the restructuring of a portion of the securities portfolio the first week of March 2023, as outlined on slide 9 in this presentation.
- The potential adverse impact to net interest income in a declining interest rate environment was significantly lower at March 31, 2023, compared to September 30, 2022. For example, under the down 300 basis points ramp scenario, our March 31, 2023 simulation anticipates a 3.3% decline in net interest income for year 1 compared to a 10.2% decline for the same scenario under our September 30, 2022 simulation.
- The cost of interest-bearing deposits was 1.33% for the month of March and 1.43% at March 31, 2023.

Footnotes:

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). There is no change in the composition of the size of the balance sheet in either scenario. Interest rate sensitivity in the first year of the net interest income simulation for increasing interest rate ramp scenarios is negatively impacted by the cost of non-maturity deposits repricing immediately while interest earning assets reprice at a slower rate.

(2) The simulation repricing beta applied to interest-bearing deposits in the rising rate scenarios is 53% for the March 31, 2023 simulation, 53% for the December 31, 2022 simulation, and 51% for the September 30, 2022 simulation. Betas applied are for future repricing assuming future rate changes, and the simulations assume an immediate repricing impact.

COLUMBIA BANKING SYSTEM

21

Non-Interest Income

($ in millions)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
	For the quarter ended				
Service charges on deposits	$14.3	$12.1	$12.6	$12.0	$11.6
Card-based fees	11.6	9.0	9.1	10.5	8.7
Financial services and trust revenue	1.3	—	—	—	—
Residential mortgage banking revenue, net	7.8	(1.8)	17.3	30.5	60.8
Gain (loss) on equity securities, net	2.4	0.3	(2.6)	(2.1)	(2.7)
Gain on loan and lease sales, net	0.9	1.5	1.5	1.3	2.3
BOLI income	2.8	2.0	2.0	2.1	2.1
Other Income					
Commercial product revenue (1)	$1.4	$5.3	$6.4	$4.1	$5.3
Commercial servicing revenue	0.9	0.9	0.7	0.7	0.8
Loan-related fees	3.4	3.2	3.2	3.1	3.1
Change in fair value of certain loans held for investment	9.5	4.2	(26.4)	(15.2)	(21.0)
Misc. Income	1.9	0.4	1.3	0.8	1.9
Swap Derivative Gain/(Loss)	(3.5)	(2.3)	4.2	7.3	7.0

Q1 2023 Highlights (compared to Q4 2022)

- Results include one month of the combined company's operations.
- Financial services and trust revenue benefited from the earnings stream added through Columbia Wealth Management.
- Commercial product revenue was adversely impacted by a $3.1 million decline in swap revenue and income. The decline was also driven by $0.8 million in M&A advisory revenue booked in the prior quarter that did not repeat.
- Mortgage banking revenue benefited from the effectiveness of mortgage servicing rights ("MSR") hedges as the associated gain almost fully offset the decline in the MSR asset due to valuation input changes.

Footnotes:
Tables may not foot due to rounding.
(1) Commercial product revenue includes Swaps, Syndication, and International Banking revenue.

BALANCE SHEET HIGHLIGHTS Q1 2023

Q1 2023 Loan Roll Forward $26,156 $756 ($132) ($452) ($177) $10,884 $56 $37,091 Beginning Balance (12/31/2022) New Originations Net Advances/ Payments Prepayments Payoffs Merger Other Ending Balance (3/31/2023) $20,000 $25,000 $30,000 $35,000 $40,000 $ in millions 23 Footnotes: Other includes purchase accounting accretion and amortization.

COLUMBIA BANKING SYSTEM
24

Loan and Lease Characteristics: Overall Portfolio and Q1 2023 Production

Mortgage

- Portfolio average loan size of $470,000
- 1Q23 average loan size of $612,000
- Portfolio average FICO of 761 and LTV of 62%
- 1Q23 average FICO of 759 and LTV of 71%
- Total delinquencies of 0.46%
- Annualized net charge-off rate of 0.00%

Non-owner Occupied CRE

- Portfolio average loan size of $1.6 million
- 1Q23 average loan size of $2.5 million
- Portfolio average LTV of 53% and DSC of 1.89
- 1Q23 average LTV of 56% and DSC of 1.39
- Total delinquencies of 0.12%
- Annualized net charge-off rate of 0.00%

Commercial & Industrial

- Portfolio average loan size of $714,000
- 1Q23 average loan size of $906,000
- Total delinquencies of 0.24%
- Annualized net charge-off rate of (0.01)%

Portfolio Composition at March 31, 2023


Multifamily, 15%
Other Loan Categories, 11%
Non-OO CRE, 16%
Mortgage, 17%
Owner Occupied CRE, 14%
FinPac, 5%
C&I, 22%

Geographic Distribution at March 31, 2023


Other, 15%
Puget Sound, 20%
Southern CA, 15%
WA Other, 7%
Northern CA, 10%
Portland MSA, 13%
Bay Area, 7%
OR Other, 13%

Owner Occupied CRE

- Portfolio average loan size of $956,000
- 1Q23 average loan size of $1.7 million
- Portfolio average LTV of 56%
- 1Q23 average LTV of 51%
- Total delinquencies of 0.26%
- Annualized net charge-off rate of 0.00%

Multifamily

- Portfolio average loan size of $2.3 million
- 1Q23 average loan size of $547,000
- Portfolio average LTV of 55% and DSC of 1.56
- 1Q23 average LTV of 45% and DSC of 1.91
- Total delinquencies of 0.00%
- Annualized net charge-off rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $41,000
- 1Q23 average loan & lease size of $65,000
- Portfolio average yield: ~10%
- Total delinquencies of 4.35%
- Annualized net charge-off rate of 3.89%

Footnotes:
Portfolio statistics and delinquencies as of March 31, 2023. Annualized net charge-off rate for Q1 2023. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") are based on weighted average for portfolio where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

CRE and C&I Portfolio Composition Agriculture, 7.4% Contractors, 7.5% Finance/Insurance, 6.5% Manufacturing, 7.8% Professional, 5.5% Public Admin, 7.5% Rental & Leasing, 6.9% Retail, 2.5% Support Services, 3.7% Transportation/ Warehousing, 9.8% Wholesale, 7.3% Gaming, 5.7% Dentists, 7.4% Other Healthcare, 3.1% Other, 11.4% Office, 16.9% Multifamily, 33.2% Industrial, 15.3% Retail, 11.8% Special Purpose, 7.2% Hotel/Motel, 3.9% Other, 11.7% CRE Portfolio Composition (1) $17.1 Billion at March 31, 2023 C&I Portfolio Composition (1) $9.8 Billion at March 31, 2023 (1) CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 45% Owner Occupied / 55% Non-Owner Occupied(2) Commercial Line Utilization was 32% at March 31, 2023 25

COLUMBIA BANKING SYSTEM

26

Office Portfolio Details

Number of Loans by Balance


1,746
441
71
38
7
6
<$1mm
$1-5mm
$5-10mm
$10-20mm
$20-30mm
>$30mm

Geography


Other, 9%
Southern CA, 20%
Puget Sound, 21%
WA Other, 6%
Northern CA, 11%
Bay Area, 5%
Portland MSA, 12%
OR Other, 16%

Office Portfolio Metrics at March 31, 2023

Average loan size	$1.3 million
Average LTV	57%
DSC (non-owner occupied)	1.75x
% with guaranty (by $ / by #)	83% / 82%
Past due 30-89 days	$0.4mm / 0.01% of office
Nonaccrual	$0.6mm / 0.02% of office
Special mention	$46mm / 1.52% of office
Classified	$19mm / 0.63% of office

- Loans secured by office properties represent 8% of our total loan portfolio at March 31, 2023.
- The average loan size in our office portfolio is $1.3 million, and delinquencies are at a de minimis level.
- We focus on properties located in suburban markets, and the majority of our loans contain a guaranty.
- We continually monitor the performance of our loan portfolio, and in a recent evaluation, our sample included all non-owner occupied loans with a balance above $2.5 million if they were secured by a property located in a downtown core business district ("CBD"). CBD loans sampled represented 20% of the subset and 9% of our overall office portfolio. Our on-site surveys indicate 86% of CBD properties have an occupancy of 85% or higher, with approximately half fully occupied. Properties in suburban markets comprised the remaining 80% of the sample, and occupancy for the entire sample set was 91%, up slightly from 90% compared to last year's sample.

COLUMBIA BANKING SYSTEM

27

Allowance for Credit Losses ("ACL")

Allowance for Credit Losses: Merger Impacts

($ in thousands)	Loans and Leases	Unfunded Commitments	Total
Allowance for credit losses at December 31, 2022	$301,135	$14,221	$315,356
Initial ACL recorded for PCD loans and unfunded committments acquired during the period	26,492	5,767	32,259
Provision expense for non-PCD loans (initial provision)	88,427	—	88,427
Q1 2023 provision expense (recapture), excluding initial provision	18,071	(959)	17,112
Net charge-offs	(16,661)	—	(16,661)
Allowance for credit losses at March 31, 2023	**$417,464**	**$19,029**	**$436,493**

Allowance for Credit Losses by Loan Segment

($ in thousands)	12/31/2022	Initial ACL recorded for PCD and unfunded commitments	Q1 2023 Net Charge-offs	Reserve build	3/31/2023	% of loans and leases outstanding
Commercial	$56,622	$20,270	$187	$48,344	$125,423	1.55 %
Lease & Equipment Finance	$113,562	$—	($16,377)	$22,919	$120,104	6.88 %
CRE	$85,020	$10,993	$58	$23,424	$119,495	0.63 %
Residential/Home Equity	$53,525	$722	($124)	$9,810	$63,933	0.79 %
Consumer	$6,627	$274	($405)	$1,042	$7,538	4.05 %
Total	**$315,356** [1]	**$32,259**	**($16,661)**	**$105,539**	**$436,493** [2]	**1.18 %**
% of loans and leases outstanding	**1.21 %**				**1.18 %**	

Current Expected Credit Losses ("CECL") Details

- Recorded an initial ACL for historical Columbia PCD loans of $26 million and unfunded commitments of $6 million at merger close with no impact to the income statement.
- Provision expense of $106 million includes an $88 million initial provision for historical Columbia non-PCD loans.
- Provision expense excluding the initial provision was $17 million and primarily driven by changes in the economic forecasts used in credit models.
- Used Moody's February 2023 Baseline economic forecast. Key components include:
  - U.S. real GDP average annualized growth of 1.3% in 2023, 2.2% in 2024, 2.7% in 2025, and 2.6% in 2026.
  - U.S. unemployment rate average of 3.5% in 2023, 3.9% in 2024, 4.0% in 2025, and 4.1% in 2026.
  - The average federal funds rate is expected to be 4.8% in 2023, 4.2% in 2024, 3.2% in 2025, and 2.5% in 2026.

Footnotes:
1. Total includes $14.2 mm for Reserve for Unfunded Commitments
2. Total includes $19.0 mm for Reserve for Unfunded Commitments

Credit Quality Pr ov is io n Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets Provision Expense & Non-Performing Assets to Total Assets** $4.8 $18.7 $27.6 $32.9 $17.1 $88.4 0.14% 0.15% 0.16% 0.18% 0.14% Provision expense Initial Provision Non Performing Assets To Total Assets Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% Cl as si fie d Lo an s / To ta l L oa ns Classified A ssets / RBC Classified Assets 0.87% 0.75% 0.74% 0.73% 1.21% 8.8% 7.8% 7.9% 7.8% 13.5% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% A xi s Ti tle Net Charge-offs to Average Loans and Leases (annualized) —% 0.01% 0.02% 0.01% 0.00% 1.49% 1.47% 1.36% 2.84% 3.89% 0.10% 0.11% 0.11% 0.19% 0.23% Umpqua Bank (ex FinPac) FinPac Columbia Banking System, Inc. Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 —% 1.00% 2.00% 3.00% 4.00% 28 ■ If the remaining credit discount on loans of $107 million at March 31, 2023 is added to the ACL of $436 million at March 31, 2023, the ACL would increase to 1.46% of loans from the reported 1.18% level. ■ The increase in classified asset ratios between December 31, 2022 and March 31, 2023 relates to the addition of the historical Columbia portfolio and related purchase accounting adjustments and their impact on risk-based capital. The metrics are not reflective of any notable change in classified assets. A CL ($ in m ill io ns ) A CL / Total Loans and Leases Allowance for Credit Losses $261 $274 $295 $315 $436 $107 1.14% 1.12% 1.16% 1.21% 1.18% 1.46% ACL Credit Discount ACL to Total Loans and Leases ACL + Credit Discount to Total loans and Leases Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 $100 $200 $300 $400 $500 $600 $700 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40%$105.5 Footnotes: **Q 1 2023 provision expense of $105.5 million includes an initial provision of $88.4 million related to historical Columbia non-PCD loans.

Our Diversified Commercial Bank Business Model with a Strong Retail Presence Supports our Granular, High-Quality Deposit Base (1) Excludes public and brokered deposit balances. This is a non-GAAP financial measure. (2) Includes Reich & Tang Demand Deposit Marketplace program deposits of $696 million. (3) We fine-tuned our methodology following the industry events that brought the level of uninsured deposits into focus in March, which resulted in the reclassification of select balances, including collateralized public funds, which are no longer included in our uninsured balance calculations. Broker / Other, 3.9% Commercial, 49.3% Consumer, 40.9% Public, 5.9% March 31, 2023 Average consumer account balance $20 thousand Average commercial account balance $108 thousand Average customer account balance (1) $36 thousand Insured Cash Sweep (“ICS”) deposits (2) $2.6 billion Deposits in Certificate of Deposit Account Registry Service (“CDARS”) deposits $288 million Uninsured deposits as a % of total deposits (3) 36% Non-interest, 41.4% Demand, 14.2% Money Market, 25.7%Savings, 8.3% Time, 10.4% Deposits by Type Deposits by Business Line 29 ■ Deposits were $42 billion at March 31, 2023 and represented by a largely granular base that is diversified by business line, industry, and geography. ■ Our deposit solutions, like ICS and CDARS, and our ability to collateralize select accounts, provide our customers with flexibility and improve the stability of our deposit base.

Capital Impacts: Q4 2022 to Q1 2023 30 Common Equity Tier 1 ("CET1") Ratio 11.0% 0.5% (0.2)% (0.1)% (2.3)% 8.9% 12/31/22 Adjusted net income ¹ Dividend on common stock RWA ² Merger-Related Items ³ 03/31/23 —% 2.5% 5.0% 7.5% 10.0% 12.5% (1) Excludes PAA, the initial provision, CDI amortization, and merger-related expenses. (2) Impacts of risk-weighted asset (“RWA”) changes excluding the impact of the merger. Also includes other slight adjustments. (3) The addition of equity from common shares issued and exchanged as a result of the merger was offset by the addition of historical Columbia RWA added at fair value (use of capital); goodwill and the CDI booked as a result of the merger; and the impacts of PAA, the initial provision, CDI amortization, and merger-related expenses. Total Risk-Based Capital Ratio 13.7% 0.5% (0.2)% (0.1)% (2.9)% 11.0% 12/31/22 Adjusted net income ¹ Dividend on common stock RWA ² Merger-Related Items ³ 03/31/23 —% 2.5% 5.0% 7.5% 10.0% 12.5% 15.0% 9.5% 8.9% 8.9% 11.0% 6.0% 7.0% 8.5% 10.5% 3.5% 1.9% 0.4% 0.5% Capital Threshold ¹ Capital Above Threshold ² Tier 1 Leverage ³ CET1 Tier 1 Risk-Based Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% ■ Columbia’s capital ratios were impacted by the merger and the affect of interest rates on purchase accounting fair value adjustments. ■ We expect the quarterly net impact of purchase accounting to be highly accretive to earnings, as detailed on slides 4, 6, and 10 of this presentation. This outlook supports our view that capital is likely to build rapidly. ■ We expect to quickly approach and exceed our long-term CET1 and total risk-based capital targets of 9% and 12%, respectively, providing for enhanced flexibility to return excess capital to shareholders while continuing to support our expanding franchise. Note: Regulatory capital ratios are estimates pending completion and filing of Columbia’s regulatory reports. (1) Capital Threshold is the greater of Regulatory Well-Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer. (2) Capital Above Threshold is the level of capital above Columbia’s Regulatory Minimum, which is equivalent to the Capital Threshold. (3) Tier 1 leverage ratio reflects the full impact of the merger in the numerator (tier 1 capital) but not the denominator (average assets for the leverage ratio) given the February 28, 2023 merger close.

APPENDIX Non-GAAP Reconciliation

COLUMBIA BANKING SYSTEM

32

Non-GAAP Reconciliation: Tangible Capital

($ in thousands, except per share data)		Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Total shareholders' equity	a	**$4,884,723**	**$2,479,826**	**$2,417,514**	**$2,518,276**	**$2,607,598**
Less: Goodwill		1,030,142	—	—	—	—
Less: Other intangible assets, net		702,315	4,745	5,764	6,789	7,815
Tangible common shareholders' equity	b	3,152,266	2,475,081	2,411,750	2,511,487	2,599,783
Less: Accumulated other comprehensive income (AOCI)		(300,134)	(426,864)	(449,560)	(308,147)	(183,756)
Tangible common shareholders' equity, ex AOCI	c	$3,452,400	$2,901,945	$2,861,310	$2,819,634	$2,783,539
Total assets	d	**$53,994,226**	**$31,848,639**	**$31,471,960**	**$30,135,694**	**$30,637,126**
Less: Goodwill		1,030,142	—	—	—	—
Less: Other intangible assets, net		702,315	4,745	5,764	6,789	7,815
Tangible assets	e	$52,261,769	$31,843,894	$31,466,196	$30,128,905	$30,629,311
Common shares outstanding at period end	f	**208,429**	**129,321**	**129,320**	**129,318**	**129,269**
Total shareholders' equity to total assets ratio	a / d	9.05 %	7.79 %	7.68 %	8.36 %	8.51 %
Tangible common equity ratio	b / e	6.03 %	7.77 %	7.66 %	8.34 %	8.49 %
Tangible common equity ratio, ex AOCI	c / e	6.61 %	9.11 %	9.09 %	9.36 %	9.09 %
Book value per common share [(1)]	a / f	$23.44	$19.18	$18.69	$19.47	$20.17
Tangible book value per common share [(1)]	b / f	$15.12	$19.14	$18.65	$19.42	$20.11
Tangible book value per common share, ex AOCI [(1)]	c / f	$16.56	$22.44	$22.13	$21.80	$21.53

Footnotes:
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

COLUMBIA BANKING SYSTEM

33

Non-GAAP Reconciliation

($ in thousands)		For the Quarter Ended Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Net interest income [(1)]	c	**$ 375,369**	**$ 305,762**	**$ 287,933**	**$ 248,522**	**$ 229,117**
Non-interest income (GAAP)	d	**$ 54,735**	**$ 34,879**	**$ 29,445**	**$ 55,235**	**$ 79,969**
Less: non-interest income adjustments	a	(8,074)	8,115	22,575	(951)	(23,488)
Operating non-interest income (non-GAAP)	e	**$ 46,661**	**$ 42,994**	**$ 52,020**	**$ 54,284**	**$ 56,481**
Revenue (GAAP)	f	**$ 430,104**	**$ 340,641**	**$ 317,378**	**$ 303,757**	**$ 309,086**
Operating revenue (non-GAAP)	g	**$ 422,030**	**$ 348,756**	**$ 339,953**	**$ 302,806**	**$ 285,598**
Non-interest expense (GAAP)	h	**$ 342,818**	**$ 194,982**	**$ 177,964**	**$ 179,574**	**$ 182,430**
Less: non-interest expense adjustments	b	(117,189)	(13,603)	(2,133)	(3,114)	(5,311)
Operating non-interest expense (non-GAAP)	i	**$ 225,629**	**$ 181,379**	**$ 175,831**	**$ 176,460**	**$ 177,119**
Net (loss) income (GAAP)	j	$ (14,038)	$ 82,964	$ 84,040	$ 78,591	$ 91,157
(Benefit) provision for income taxes		(4,886)	29,464	27,473	26,548	30,341
(Loss) income before provision for income taxes		(18,924)	112,428	111,513	105,139	121,498
Provision for credit losses		105,539	32,948	27,572	18,692	4,804
Pre-provision net revenue (PPNR) (non-GAAP)	k	**86,615**	**145,376**	**139,085**	**123,831**	**126,302**
Less: Non-interest income adjustments	a	(8,074)	8,115	22,575	(951)	(23,488)
Add: Non-interest expense adjustments	b	117,189	13,603	2,133	3,114	5,311
Operating PPNR (non-GAAP)	l	**$ 195,730**	**$ 167,094**	**$ 163,793**	**$ 125,994**	**$ 108,125**
Net income (GAAP)	j	**$ (14,038)**	**$ 82,964**	**$ 84,040**	**$ 78,591**	**$ 91,157**
Less: Non-interest income adjustments	a	(8,074)	8,115	22,575	(951)	(23,488)
Add: Non-interest expense adjustments	b	117,189	13,603	2,133	3,114	5,311
Tax effect of adjustments		(23,565)	(5,459)	(6,116)	(480)	4,576
Operating net income (non-GAAP)	m	**$ 71,512**	**$ 99,223**	**$ 102,632**	**$ 80,274**	**$ 77,556**

($ in thousands)		For the Quarter Ended Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ —	$ —	$ —	$ —	$ 2
Gain (loss) on equity securities, net		2,416	284	(2,647)	(2,075)	(2,661)
(Loss) gain on swap derivatives		(3,543)	(2,329)	4,194	7,337	7,047
Change in fair value of certain loans held for investment		9,488	4,192	(26,397)	(15,210)	(21,049)
Change in fair value of MSR due to valuation inputs or assumptions		(2,937)	(9,914)	16,403	10,899	40,149
MSR hedge gain (loss)		2,650	(348)	(14,128)	—	—
Total non-interest income adjustments	a	**$ 8,074**	**$ (8,115)**	**$ (22,575)**	**$ 951**	**$ 23,488**
Non-Interest Expense Adjustments						
Merger related expenses		$ 115,898	$ 11,637	$ 769	$ 2,672	$ 2,278
Exit and disposal costs		1,291	1,966	1,364	442	3,033
Total non-interest expense adjustments	b	**$ 117,189**	**$ 13,603**	**$ 2,133**	**$ 3,114**	**$ 5,311**

Footnotes:

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

COLUMBIA BANKING SYSTEM

34

Non-GAAP Reconciliation (cont.)

($ in thousands, except per share data)		For the Quarter Ended Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Select Per-Share & Performance Metrics						
Earnings-per-share - basic [1]	j/r	$ (0.09)	$ 0.64	$ 0.65	$ 0.61	$ 0.71
Earnings-per-share - diluted [1]	j/s	$ (0.09)	$ 0.64	$ 0.65	$ 0.61	$ 0.70
Efficiency ratio	h/f	79.71 %	57.24 %	56.07 %	59.12 %	59.02 %
PPNR return on average assets	k/n	0.89 %	1.82 %	1.80 %	1.64 %	1.67 %
Return on average assets	j/n	(0.14)%	1.04 %	1.09 %	1.04 %	1.21 %
Return on average tangible assets	j/o	(0.15)%	1.04 %	1.09 %	1.04 %	1.21 %
Return on average common equity	j/p	(1.70)%	13.50 %	12.99 %	12.20 %	13.62 %
Return on average tangible common equity	j/q	(2.09)%	13.53 %	13.02 %	12.23 %	13.66 %
Operating Per-Share & Performance Metrics						
Operating earnings-per-share - basic [1]	m/r	$ 0.46	$ 0.77	$ 0.79	$ 0.62	$ 0.60
Operating earnings-per-share - diluted [1]	m/s	$ 0.46	$ 0.76	$ 0.79	$ 0.62	$ 0.60
Operating efficiency ratio	i/g	53.46 %	52.01 %	51.72 %	58.27 %	62.02 %
Operating PPNR return on average assets	l/n	2.01 %	2.10 %	2.12 %	1.66 %	1.43 %
Operating return on average assets	m/n	0.74 %	1.24 %	1.33 %	1.06 %	1.03 %
Operating return on average tangible assets	m/o	0.75 %	1.24 %	1.33 %	1.06 %	1.03 %
Operating return on average common equity	m/p	8.66 %	16.14 %	15.86 %	12.46 %	11.58 %
Operating return on average tangible common equity	m/q	10.64 %	16.18 %	15.90 %	12.49 %	11.62 %

($ in thousands)		For the Quarter Ended Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Average Assets	n	**$ 39,425,975**	**$ 31,637,490**	**$ 30,668,177**	**$ 30,356,903**	**$ 30,597,413**
Less: Average goodwill and other intangible assets, net		623,042	5,298	6,343	7,379	8,407
Average tangible assets	o	**$ 38,802,933**	**$ 31,632,192**	**$ 30,661,834**	**$ 30,349,524**	**$ 30,589,006**
Average common shareholders' equity	p	**$ 3,349,761**	**$ 2,438,639**	**$ 2,567,266**	**$ 2,584,836**	**$ 2,715,059**
Less: Average goodwill and other intangible assets, net		623,042	5,298	6,343	7,379	8,407
Average tangible common equity	q	**$ 2,726,719**	**$ 2,433,341**	**$ 2,560,923**	**$ 2,577,457**	**$ 2,706,652**
Weighted average basic shares outstanding [1]	r	**156,383**	**129,321**	**129,319**	**129,306**	**129,159**
Weighted average diluted shares outstanding [1]	s	**156,383**	**129,801**	**129,733**	**129,673**	**129,693**

Footnotes:
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

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